Exhibit 99.1

Investor Relations Contacts:

Keith Terreri, Vice President - Finance & Treasurer

Jim Mathias, Director – Investor Relations

214-570-4641

investor_relations@metropcs.com

MetroPCS Reports Third Quarter 2011 Results

Third Quarter 2011 Highlights Include:

•	Quarterly net subscriber additions of 69 thousand, resulting in a 16% increase in total subscribers over the prior twelve month period

•	Quarterly ARPU of $40.80, an increase of $1.11 over third quarter of 2010 and $0.31 increase over the second quarter 2011

•	Quarterly consolidated total revenues of $1.2 billion, an increase of 18% over the third quarter of 2010

•	Adjusted EBITDA of $327 million, an increase of 4% over the third quarter of 2010

•	Quarterly net income of $69 million and EPS of $0.19

DALLAS (November 1, 2011) – MetroPCS Communications, Inc. (NYSE: PCS), the nation’s leading provider of no annual contract, unlimited, flat-rate wireless communications service, today announced financial and operational results for the quarter ended September 30, 2011. MetroPCS reported growth in quarterly Adjusted EBITDA of 4% over the third quarter 2010 and finished the third quarter 2011 with over 9.1 million subscribers.

Roger D. Linquist, Chairman and Chief Executive Officer of MetroPCS, said, “We reported solid results during a seasonally slow period and during challenging economic times. Subscriber growth of 69 thousand was driven primarily by our strong sales of Android Smartphones. Throughout the remainder of 2011 and in 2012 we plan to further enhance our Android Smartphone offerings which allow access to compelling applications and products including our recently introduced Rhapsody music service. Financially, we reported Adjusted EBITDA of $327 million, up 4% from last year’s third quarter. We believe continued economic pressures on our subscribers, as well as normal seasonality, among other things, contributed to an increase in churn to 4.5% this quarter. We expect that our strategy and the strategic investments we continue to make in our network are strengthening our business, will drive profitable growth and will build long-term value for our shareholders.

“Nine months into 2011, we have added nearly 1 million net subscribers, and generated nearly $1 billion in Adjusted EBITDA, up 13% from the same period last year. No annual contract mobile broadband wireless service is one of the fastest growing sectors within wireless and we believe we are well positioned to benefit from this ongoing industry shift. The uptake by our customers of Android phones has been dramatic. Since introducing our first Android Smartphone in December of 2010, as of September 30, 2011, approximately 30% of our base is now using a Smartphone and approximately 46% of all sales are Android Smartphones. Looking towards the second half of 2012, we believe additional new Android Smartphones will be introduced with lower cost and more functionality, and we believe we can continue to drive profitable growth by migrating our customers onto our 4G LTE network,” Linquist concluded.

Key Consolidated Financial and Operating Metrics

(in millions, except percentages, per share, per subscriber and subscriber amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011	2010	Change		2011	2010	Change
Service revenues	$1,131	$942	20%		$3,295	$2,718	21%
Total revenues	$1,205	$1,021	18%		$3,609	$3,004	20%
Income from operations	$177	$208	(15%)		$532	$512	4%
Net income	$69	$77	(10%)		$210	$180	17%
Diluted net income per common share	$0.19	$0.22	$(0.03)		$0.57	$0.50	$0.07
Adjusted EBITDA(1)	$327	$315	4%		$970	$861	13%
Adjusted EBITDA as a percentage of service revenues	28.9%	33.4%	(450	bps)	29.4%	31.7%	(230	bps)

ARPU(1)	$40.80	$39.69	$1.11		$40.57	$39.78	$0.79
CPGA(1)	$193.95	$160.54	$33.41		$175.30	$155.80	$19.50
CPU(1)	$19.52	$18.47	$1.05		$19.41	$18.38	$1.03
Churn-Average Monthly Rate	4.5%	3.8%	70	bps	3.9%	3.6%	30	bps

Consolidated Subscribers
End of Period	9,149,249	7,857,384	16%		9,149,249	7,857,384	16%
Net Additions	69,384	223,249	(69%)		994,139	1,217,860	(18%)
Penetration of Covered POPs(2)	9.1%	8.1%	100	bps	9.1%	8.1%	100	bps

(1)	For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of non-GAAP Financial Measures” included at the end of this release.
(2)	Number of covered POPs covered by MetroPCS Communications, Inc. network increased approximately 3.6 million from 9/30/10 to 9/30/11 to 100 million.

Quarterly Consolidated Results

•	Consolidated service revenues of $1.1 billion for the third quarter of 2011, an increase of $189 million, or 20%, when compared to the prior year’s third quarter.

•	Income from operations decreased $31 million, or 15%, for the third quarter of 2011 when compared to the prior year’s third quarter.

•	Net income for the quarter decreased $8 million, or 10%, for the third quarter of 2011 when compared to the prior year’s third quarter.

•	Adjusted EBITDA of $327 million increased by $12 million for the third quarter of 2011, or 4%, when compared to the prior year’s third quarter.

•

Average revenue per user (ARPU) of $40.80 for the third quarter of 2011 represents an increase of $1.11 when compared to the third quarter of 2010 and an increase of $0.31 when compared to the second quarter of 2011. The increase in ARPU was primarily attributable to continued demand for our Wireless for All and 4G LTE service plans.

•

The Company’s cost per gross addition (CPGA) of $193.95 for the third quarter of 2011 represents an increase of $33.41 when compared to the prior year’s third quarter. The increase was primarily driven by increased promotional activities.

•

Cost per user (CPU) increased to $19.52 in the third quarter of 2011, or 6%, when compared to the third quarter of 2010. The increase in CPU is primarily driven by the increase in retention expense on existing customers, costs associated with our 4G LTE network upgrade and roaming expenses associated with Metro USA, offset by the continued scaling of our business.

•

Churn increased 70 basis points from 3.8% to 4.5%, when compared to the third quarter of 2010. The increase in churn was primarily driven by an increase in gross additions, adjusted for false churn, in the first half of 2011 over the first half of 2010, and we believe continued economic pressures on our subscribers as well as increased data demands on our CDMA network driven by Android penetration.

Financial Guidance for 2011

For the year ending December 31, 2011, MetroPCS today reaffirms guidance the Company originally provided on August 2, 2011 that MetroPCS expects to incur capital expenditures in the range of $0.9 billion to $1.0 billion on a consolidated basis for the full year ending December 31, 2011.

MetroPCS Conference Call Information

MetroPCS Communications, Inc. will host a conference call to discuss its Third Quarter 2011 Earnings Results at 9:00 a.m. Eastern Time (ET) on Tuesday, November 1, 2011.

Date:	Tuesday, November 1, 2011
Time:	9:00 a.m. ET
Call-in Numbers:	Toll free: 800-432-9830
International:	719-234-7318
Participant Passcode:	6138241

Please plan on accessing the conference call ten minutes prior to the scheduled start time.

The conference call will be broadcast live via the Company’s Investor Relations website at investor.metropcs.com. A replay of the webcast will be available on the website beginning at approximately 12:30 p.m. ET on November 1, 2011.

A replay of the conference call will be available for one week starting shortly after the call concludes and can be accessed by dialing 888-203-1112 (toll free) or 719-457-0820 (international). The passcode required to listen to the replay is 6138241.

To automatically receive MetroPCS financial news by e-mail, please visit the Investor Relations portion of the MetroPCS website, investor.metropcs.com, and subscribe to E-mail Alerts.

All registered marks, including but not limited to, Wireless for All, are registered service marks of MetroPCS Wireless, Inc. All rights reserved. All other company and product names mentioned may be trademarks or registered marks of the respective companies with which they are associated.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of September 30, 2011, MetroPCS had over 9.1 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this release that are not statements of historical fact, including statements about our beliefs, opinions, projections, and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our planned additions to our handset line-up, service offerings, and timing of availability of handsets, the demand for Android Smartphones and related products and features, the profitability of our strategy or growth, our positioning with regard to market growth and competitive challenges, our guidance on our strategy and investments and the capital expenditures for 2011, our views on the causes of increased churn, the importance of non-GAAP measures in evaluating company performance and liquidity, investors use of non-GAAP measures, and possible or assumed future results of operations, expectations regarding the returns on our strategy and investments, and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “will,” “forecast,” and other similar expressions.

These forward-looking statements are based on reasonable assumptions at the time they are made, including our current expectations, plans, beliefs, opinions and assumptions in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. Forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the highly competitive nature of our industry and changes in the competitive landscape;

•

the current economic environment in the United States; disruptions to the credit and financial markets in the United States; the impact of a failure to increase the United States debt ceiling and possible credit downgrade of the United States credit rating; and contractions or limited growth on consumer spending as a result of the uncertainty in the United States economy;

•	our ability to manage our rapid growth, achieve planned growth, manage churn rates, and maintain our cost structure;

•	our and our competitors’ current and planned promotions, marketing and sales initiatives and our ability to respond and support them;

•	our ability to negotiate and maintain acceptable agreements with our suppliers and vendors, including roaming arrangements;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•	increases or changes in taxes and regulatory fees;

•

the rapid technological changes in our industry, our ability to adapt and respond to such technological changes, our ability to deploy new technologies, such as long term evolution, or 4G LTE, in our networks to expand capacity in our existing networks, and successfully offer new services using such new technology;

•

our ability to meet the demands and expectations of our customers, secure the products, services, applications, content and network infrastructure equipment we need, or which our customers or potential customers demand, and to maintain adequate customer care;

•	our ability to secure spectrum, or secure it at acceptable prices, when we need it;

•	our ability to manage our networks to deliver the services our customers expect and to maintain and increase capacity of our networks and business systems to satisfy the demands of our customers;

•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;

•	our capital structure, including our indebtedness amounts and the limitations imposed by the covenants in our indebtedness and maintain our financial and disclosure controls and procedures;

•	our inability to attract and retain key members of management and train personnel;

•

our reliance on third parties to provide distribution, products, software and services that are integral to our business and the ability of our suppliers to perform, develop and timely provide us with technological developments, products and services we need to remain competitive;

•

possible disruptions or intrusions of our billing, operational support, and customer care systems and networks which may limit our ability to provide service or cause disclosure of our subscriber’s information;

•	governmental regulation affecting our services and changes in government regulation, and the costs of compliance and our failure to comply with such regulations; and

•

other factors described or referenced from time to time in our annual report on Form 10-K, for the year ended December 31, 2010 and our quarterly reports on Form 10-Q, for the quarters ended March 31, 2011, and June 30, 2011 as well as subsequent quarterly reports on Form 10-Q, or current reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC’s website http://www.sec.gov, from the Company’s website at www.metropcs.com under the investor relations tab, or from the Company by contacting the Investor Relations department.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements, which are based on current assumptions and expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement to reflect events after the date of this release, except as required by law. The results for the third quarter of 2011 may not be reflective of results for the year or any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share information)

(Unaudited)

	September 30, 2011	December 31, 2010
CURRENT ASSETS:
Cash and cash equivalents	$1,840,761	$796,531
Short-term investments	299,981	374,862
Inventories	147,002	161,049
Accounts receivable (net of allowance for uncollectible accounts of $611 and $2,494 at September 30, 2011 and December 31, 2010, respectively)	65,048	58,056
Prepaid expenses	66,763	50,477
Deferred charges	81,178	83,485
Deferred tax assets	6,290	6,290
Other current assets	42,795	63,135

Total current assets	2,549,818	1,593,885
Property and equipment, net	4,009,265	3,659,445
Restricted cash and investments	2,576	2,876
Long-term investments	6,319	16,700
FCC licenses	2,538,600	2,522,241
Other assets	173,023	123,433

Total assets	$9,279,601	$7,918,580

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$476,324	$521,788
Current maturities of long-term debt	32,860	21,996
Deferred revenue	243,696	224,471
Other current liabilities	26,458	34,165

Total current liabilities	779,338	802,420
Long-term debt, net	4,710,992	3,757,287
Deferred tax liabilities	756,362	643,058
Deferred rents	114,766	101,411
Other long-term liabilities	92,673	72,828

Total liabilities	6,454,131	5,377,004
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 362,219,229 and 355,318,666 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	36	36
Additional paid-in capital	1,776,506	1,686,761
Retained earnings	1,068,148	858,108
Accumulated other comprehensive loss	(12,947)	(1,415)
Less treasury stock, at cost, 537,395 and 237,818 treasury shares at September 30, 2011 and December 31, 2010, respectively	(6,273)	(1,914)

Total stockholders’ equity	2,825,470	2,541,576

Total liabilities and stockholders’ equity	$9,279,601	$7,918,580

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share information)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES:
Service revenues	$1,131,054	$942,251	$3,294,563	$2,717,671
Equipment revenues	74,334	78,538	314,654	286,156

Total revenues	1,205,388	1,020,789	3,609,217	3,003,827
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $120,362, $99,706, $347,645 and $290,532 shown separately below)	382,033	313,688	1,089,480	906,508
Cost of equipment	343,473	256,265	1,095,269	805,357
Selling, general and administrative expenses (excluding depreciation and amortization expense of $18,947, $14,098, $54,883 and $40,374 shown separately below)	162,459	147,431	486,786	465,940
Depreciation and amortization	139,309	113,804	402,528	330,906
Loss (gain) on disposal of assets	1,283	(18,333)	2,731	(16,461)

Total operating expenses	1,028,557	812,855	3,076,794	2,492,250

Income from operations	176,831	207,934	532,423	511,577
OTHER EXPENSE (INCOME):
Interest expense	69,511	65,726	193,051	198,710
Interest income	(531)	(497)	(1,557)	(1,353)
Other (income) expense, net	(93)	462	(534)	1,396
Loss on extinguishment of debt	—	15,590	9,536	15,590

Total other expense	68,887	81,281	200,496	214,343
Income before provision for income taxes	107,944	126,653	331,927	297,234
Provision for income taxes	(38,618)	(49,366)	(121,887)	(117,370)

Net income	$69,326	$77,287	$210,040	$179,864

Other comprehensive income (loss):
Unrealized gains on available-for-sale securities, net of tax of $25, $89, $127 and $167, respectively	40	137	204	261
Unrealized losses on cash flow hedging derivatives, net of tax benefit of $5,790, $2,237, $13,713 and $8,674, respectively	(9,286)	(3,355)	(22,060)	(13,573)
Reclassification adjustment for gains on available-for-sale securities included in net income, net of tax of $47, $49, $169 and $132, respectively	(75)	(74)	(272)	(207)
Reclassification adjustment for losses on cash flow hedging derivatives included in net income, net of tax benefit of $2,468, $1,884, $6,587 and $9,320, respectively	3,956	2,780	10,596	14,584

Total other comprehensive (loss) income	(5,365)	(512)	(11,532)	1,065

Comprehensive income	$63,961	$76,775	$198,508	$180,929

Net income per common share:
Basic	$0.19	$0.22	$0.58	$0.51

Diluted	$0.19	$0.22	$0.57	$0.50

Weighted average shares:
Basic	362,019,205	353,954,532	359,763,082	353,342,910

Diluted	364,865,226	356,423,216	363,717,798	355,593,779

MetroPCS Communications, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$210,040	$179,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	402,528	330,906
Provision for uncollectible accounts receivable	382	38
Deferred rent expense	13,457	15,648
Cost of abandoned cell sites	650	1,450
Stock-based compensation expense	32,142	35,103
Non-cash interest expense	6,141	10,049
Loss (gain) on disposal of assets	2,731	(16,461)
Loss on extinguishment of debt	9,536	15,590
Gain on sale of investments	(441)	(340)
Accretion of asset retirement obligations	4,198	2,772
Other non-cash expense	—	1,455
Deferred income taxes	119,290	114,105
Changes in assets and liabilities:
Inventories	14,047	21,199
Accounts receivable, net	(7,373)	4,761
Prepaid expenses	(16,289)	(11,885)
Deferred charges	2,307	(4,263)
Other assets	24,755	15,730
Accounts payable and accrued expenses	(90,087)	(50,921)
Deferred revenue	19,225	10,474
Other liabilities	6,421	4,117

Net cash provided by operating activities	753,660	679,391
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(699,625)	(547,943)
Change in prepaid purchases of property and equipment	(65,241)	60,348
Proceeds from sale of property and equipment	845	7,643
Purchase of investments	(462,289)	(1,174,773)
Proceeds from maturity of investments	537,500	387,500
Change in restricted cash and investments	300	1,262
Acquisitions of FCC licenses and microwave clearing costs	(4,003)	(3,686)
Cash used in asset acquisitions	(7,495)	—

Net cash used in investing activities	(700,008)	(1,269,649)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	14,081	(78,765)
Proceeds from debt issuance, net of discount	1,497,500	992,770
Debt issuance costs	(15,351)	(24,250)
Repayment of debt	(17,945)	(12,000)
Retirement of long-term debt	(535,792)	(327,529)
Payments on capital lease obligations	(6,222)	(2,923)
Purchase of treasury stock	(4,359)	(1,586)
Proceeds from exercise of stock options	58,666	4,944

Net cash provided by financing activities	990,578	550,661

INCREASE (DECREASE) CASH AND CASH EQUIVALENTS	1,044,230	(39,597)
CASH AND CASH EQUIVALENTS, beginning of period	796,531	929,381

CASH AND CASH EQUIVALENTS, end of period	$1,840,761	$889,784

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows, or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, cost per user, or CPU, and Adjusted EBITDA are non-GAAP financial measures utilized by the Company’s management to judge the Company’s ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company’s operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile the Company’s non-GAAP financial measures with the Company’s financial statements presented in accordance with GAAP.

ARPU - The Company utilizes ARPU to evaluate its per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of pass through charges that the Company collects from its customers and remits to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. ARPU for the nine months ended September 30, 2010 includes approximately $0.8 million that would have been recognized as service revenues but were classified as equipment revenues because the consideration received from customers was less than the fair value of promotionally priced handsets. The following table shows the calculation of ARPU for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except average number of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$1,131,054	$942,251	$3,294,563	$2,717,671
Add: Impact to service revenues of promotional activity	—	—	—	778
Less: Pass through charges	(19,785)	(21,270)	(61,795)	(69,204)

Net service revenues	$1,111,269	$920,981	$3,232,768	$2,649,245

Divided by: Average number of customers	9,079,982	7,734,525	8,853,141	7,398,960

ARPU	$40.80	$39.69	$40.57	$39.78

CPGA - The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover its customer acquisition costs. This measure also allows management to compare the Company’s average acquisition costs per new customer to those of other wireless broadband mobile providers. Equipment revenues related to new customers, adjusted for the impact to service revenues of promotional activity, are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the Company’s acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except gross customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$88,702	$73,380	$259,086	$248,721
Less: Equipment revenues	(74,334)	(78,538)	(314,654)	(286,156)
Add: Impact to service revenues of promotional activity	—	—	—	778
Add: Equipment revenue not associated with new customers	58,026	54,201	192,615	171,905
Add: Cost of equipment	343,473	256,265	1,095,269	805,357
Less: Equipment costs not associated with new customers	(163,610)	(128,016)	(515,743)	(376,137)

Gross addition expenses	$252,257	$177,292	$716,573	$564,468

Divided by: Gross customer additions	1,300,611	1,104,350	4,087,582	3,623,113

CPGA	$193.95	$160.54	$175.30	$155.80

CPU - The Company utilizes CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company’s business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. The Company believes investors use CPU primarily as a tool to track changes in the Company’s non-selling cash costs over time and to compare the Company’s non-selling cash costs to those of other wireless providers, although other wireless carriers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands, except average number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$382,033	$313,688	$1,089,480	$906,508
Add: General and administrative expense	73,757	74,051	227,700	217,219
Add: Net loss on equipment transactions unrelated to initial customer acquisition	105,584	73,815	323,128	204,232
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(9,898)	(11,770)	(32,142)	(35,103)
Less: Pass through charges	(19,785)	(21,270)	(61,795)	(69,204)

Total costs used in the calculation of CPU	$531,691	$428,514	$1,546,371	$1,223,652

Divided by: Average number of customers	9,079,982	7,734,525	8,853,141	7,398,960

CPU	$19.52	$18.47	$19.41	$18.38

Adjusted EBITDA - The Company utilizes Adjusted EBITDA to monitor the financial performance of its operations. This measurement, together with GAAP measures such as revenue and income from operations, assists management in its decision-making process related to the operations of the company’s business. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income, or any other measure of financial performance reported in accordance with GAAP. In addition, other wireless carriers may calculate this measure differently.

The Company believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance and that this metric facilitates the comparisons with other wireless communications companies. The Company uses Adjusted EBITDA internally as a metric to evaluate and compensate its personnel and management for their performance, and as a benchmark to evaluate its operating performance in comparison to its competitors. Management also uses Adjusted EBITDA to measure, from period-to-period, the company’s ability to provide cash flows to meet future debt services, capital expenditures and working capital requirements and fund future growth.

The following tables illustrate the calculation of Adjusted EBITDA and reconcile Adjusted EBITDA to net income and cash flows from operating activities, which we consider to be the most directly comparable GAAP financial measures to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands)
Calculation of Adjusted EBITDA:
Net income	$69,326	$77,287	$210,040	$179,864
Adjustments:
Depreciation and amortization	139,309	113,804	402,528	330,906
Loss (gain) on disposal of assets	1,283	(18,333)	2,731	(16,461)
Stock-based compensation expense	9,898	11,770	32,142	35,103
Interest expense	69,511	65,726	193,051	198,710
Interest income	(531)	(497)	(1,557)	(1,353)
Other (income) expense, net	(93)	462	(534)	1,396
Loss on extinguishment of debt	—	15,590	9,536	15,590
Provision for income taxes	38,618	49,366	121,887	117,370

Adjusted EBITDA	$327,321	$315,175	$969,824	$861,125

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$271,560	$341,940	$753,660	$679,391
Adjustments:
Interest expense	69,511	65,726	193,051	198,710
Non-cash interest expense	(2,125)	(3,637)	(6,141)	(10,049)
Interest income	(531)	(497)	(1,557)	(1,353)
Other (income) expense, net	(93)	462	(534)	1,396
Other non-cash expense	—	(492)	—	(1,455)
(Provision) Benefit for uncollectible accounts receivable	(121)	19	(382)	(38)
Deferred rent expense	(5,626)	(4,733)	(13,457)	(15,648)
Cost of abandoned cell sites	(270)	(547)	(650)	(1,450)
Gain on sale and maturity of investments	122	123	441	340
Accretion of asset retirement obligations	(1,436)	(1,487)	(4,198)	(2,772)
Provision for income taxes	38,618	49,366	121,887	117,370
Deferred income taxes	(37,895)	(48,405)	(119,290)	(114,105)
Changes in working capital	(4,393)	(82,663)	46,994	10,788

Adjusted EBITDA	$327,321	$315,175	$969,824	$861,125